Exhibit 23.1

April 19, 2007

Consent of Independent Registered Public Accounting Firm

Pinpoint Advance Corp.
4 Maskit Street
Herzeliya, Israel 46700

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 19, 2007, relating to the financial statements of Pinpoint Advance Corp., which are contained in that prospectus.

Our report contains an explanatory paragraph regarding Pinpoint Advance Corp.’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Ziv Haft

Certified Public Accountants
BDO member firm